
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Wisconsin
Bell, Inc.'s December 31, 1995 Financial Statements and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                             100
<SECURITIES>                                         0<F1>
<RECEIVABLES>                                  268,800
<ALLOWANCES>                                    10,900
<INVENTORY>                                      1,900
<CURRENT-ASSETS>                               270,700
<PP&E>                                       2,815,900
<DEPRECIATION>                               1,649,000
<TOTAL-ASSETS>                               1,556,900
<CURRENT-LIABILITIES>                          333,500
<BONDS>                                        305,800
<COMMON>                                       639,200
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                   (114,500)
<TOTAL-LIABILITY-AND-EQUITY>                 1,556,900
<SALES>                                              0<F2>
<TOTAL-REVENUES>                             1,132,200
<CGS>                                                0<F3>
<TOTAL-COSTS>                                  786,300
<OTHER-EXPENSES>                               (2,000)
<LOSS-PROVISION>                                16,300
<INTEREST-EXPENSE>                              29,500
<INCOME-PRETAX>                                318,400
<INCOME-TAX>                                   122,900
<INCOME-CONTINUING>                            195,500
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   195,500
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>Securities are not material and therefore have not been stated separately in the financial statements.  This amount is included in the Cash tag.

<F2>Net sales of tangible products is not more than 10% of total operating revenues and therefore has not been stated separately in the financial statements pursuant to Regulations S-X, Rule 5-03(b).  This amount is included in the
"Total Revenues" tag.

<F3>Cost of tangible goods sold is included in cost of service and products in the financial statements and the "Total Cost" tag, pursuant to Regulation S-X, Rule 5-03(b).

